UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2022

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

(513) 360-4704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2022, Workhorse Group Inc. (the “Company”) entered into an Employment Agreement with Robert Ginnan, age 58, pursuant to which he will become Chief Financial Officer of the Company (the “Employment Agreement”), effective January 4, 2022. Mr. Ginnan joins the Company with more than 20 years of senior finance and leadership experience, having most recently served as the Chief Executive Officer for privately held Family RV, the fifth largest RV dealer in the United States. From 2017 to 2020, he served as Chief Financial Officer of Family RV, during which time revenues grew from $80 million to $200 million. Throughout his career, Mr. Ginnan has held positions of increasing responsibility in finance, ranging from plant to corporate levels. In these various roles, he executed multiple accounting and information technology system installations and refined capital structures for firms in multiple industries. Mr. Ginnan received a Bachelor of Science in Accounting from the Ohio State University and a Master of Business Administration from Ashland University.

The Employment Agreement provides for Mr. Ginnan to receive a base salary of $400,000 per year and a signing bonus of 100,000 shares of restricted stock, which vests every six months over a 3-year period. Mr. Ginnan is also eligible for an annual cash bonus, with the target at 50% of his base salary with the potential to receive up to 100% of his base salary and annual equity awards under the long term equity incentive plan (“LTIP”), with a target at 150% of his base salary, each based on the Company’s attainment of certain performance metrics. Following a change in control of the Company, Mr. Ginnan is eligible for severance of up to 2 times his base salary and 2 times his target annual bonus, accelerated vesting of all time-based vested equity awards and accelerated vesting of all performance-based equity awards prorated based on the then level of attainment of the performance metrics. Mr. Ginnan also is eligible to participate in the Company’s employee benefits, including health insurance.

There is no arrangement or understanding between Mr. Ginnan and any other person pursuant to which he was selected as an officer of the Company, and there are no related party transactions involving Mr. Ginnan that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company and Mr. Ginnan.

The foregoing summary and description of the Employment Agreement are not and do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as exhibit 10.1 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 4, 2022, the Company issued a press release about the hiring of Mr. Ginnan. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Robert Ginnan
99.1	Press Release, dated January 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 4, 2022	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	Chief Administrative Officer, General Counsel and Secretary

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